CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION

OF

SERIES A VOTING CONVERTIBLE PREFERRED STOCK

OF

SALTON, INC.

SALTON, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.

The Certificate of Designation of Series A Voting Convertible Preferred Stock of the Corporation is hereby amended by adding the following Section immediately after Section 10 of the Certificate of Designation of Series A Voting Convertible Preferred Stock:

“Section 11. Matters Relating To Merger with APN Holding Company, Inc.

(a)          Immediately prior to the Effective Time, as defined in that certain Agreement and Plan of Merger dated October 1, 2007, among the Corporation, SFP MergerSub, Inc. and APN Holding Company, Inc. (the “Merger Agreement”), the following shall occur:

(i)           each share of Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall be automatically, and without any further action on the part of any Person, converted into 2197.49 shares of the Corporation’s Common Stock, subject to adjustment pursuant to Section 11(d) hereof;

(ii)         upon such automatic conversion, any and all accrued and unpaid dividends shall be extinguished and canceled and shall not be paid;

(iii)        upon the automatic conversion of the Convertible Preferred Stock as described in (i) above, all shares of Convertible Preferred Stock shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate, except only for the right of the holders thereof to receive shares of Common Stock as described in (i) above; and

(iv)        upon the automatic conversion of the Convertible Preferred Stock as described in (i) above, each certificate for shares of Convertible Preferred Stock shall be deemed to represent the number of shares of Common Stock into which such shares of Convertible Preferred Stock are converted as described in (i) above.

(b)          From and after the Effective Time, the Corporation shall, or shall cause the transfer agent of the Corporation to, deliver to each holder of a certificate for shares of Convertible Preferred Stock who delivers such certificate to the Corporation (or such transfer agent) a certificate representing the number of shares of Common Stock into which such shares of Convertible Preferred Stock were converted as described in Section 11(a)(i) above.

(c)          Each share of Common Stock issued pursuant to the automatic conversion of the Convertible Preferred Stock as described in Section 11(a)(i) above will: (x) not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder; and (y), if necessary, bear a restrictive legend stating substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR, AN EXEMPTION SUCH THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(d)         If, after October 1, 2007 and prior to the Effective Time, the Corporation (i) declares a stock dividend or other distribution payable in shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock or (ii) effects a stock split (including a reverse stock split), reclassification, combination or other similar change with respect to the Common Stock, then the number of shares of Common Stock into which each share of Convertible Preferred

Stock shall be converted pursuant to Section 11(a)(i) hereof shall be equitably adjusted to eliminate the effects of that stock dividend, distribution, stock split, reclassification, combination or other change.

(e)          Any agreement currently in effect pursuant to which the Corporation has granted registration rights to the holder of any shares of Convertible Preferred Stock shall be understood, from and after the Effective Time, to grant such rights to such holder in respect of shares of Common Stock received by such holder upon conversion of shares of Convertible Preferred Stock pursuant to this Section 11.

(f)          Other than the provisions of this Section 11, none of the other provisions of the Certificate of Designation of Series A Voting Convertible Preferred Stock shall be applicable or operative with respect to the transactions contemplated by the Merger Agreement.”

The remainder of the Certificate of Designation of Series A Voting Convertible Preferred Stock, as in effect prior to this amendment, shall continue to be in full force and effect without change.

2.

The amendment to the Corporation’s Certificate of Designation of Series A Voting Convertible Preferred Stock set forth above was duly adopted by (i) the holders of a majority of the voting power of the outstanding shares of Series A Voting Convertible Preferred Stock voting separately, and (ii) the holders of a majority of the voting power of the outstanding shares of the Corporation’s capital stock entitled to vote thereon, all in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer this 28th day of December, 2007.

By:	/s/ William M. Lutz
	Name: Title:	William M. Lutz Chief Executive Officer

3